As filed with the Securities and Exchange
Commission on September 29, 2005                     Registration no. 333-127728
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    PRE-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            MILESTONE SCIENTIFIC INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                              13-3545623
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                             220 South Orange Avenue
                              Livingston, NJ 07039
                                 (973) 535-2717
    (Address, including zip code, and telephone number, including area code, of Registrant's executive offices)

                                  LEONARD OSSER
                             Chief Executive Officer
                             220 South Orange Avenue
                              Livingston, NJ 07039
                                 (973) 535-2717
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------

                                   Copies to:

                            Stephen A. Zelnick, Esq.
                       Morse, Zelnick, Rose & Lander, LLP
                                 405 Park Avenue
                            New York, New York 10022
                                 (212) 838-8040
                           (212) 838-9190 (Facsimile)

                                ----------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS
PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If the only securities being registered on this Form are to be offered pursuant to dividend or reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                                             PROPOSED MAXIMUM
                                                          PROPOSED MAXIMUM      AGGREGATE        AMOUNT OF
TITLE OF EACH CLASS OF                      AMOUNT TO BE   OFFERING PRICE       OFFERING        REGISTRATION
SECURITIES TO BE REGISTERED                  REGISTERED    PER SECURITY(1)       PRICE(1)           FEE
-------------------------------------------------------------------------------------------------------------

Shares of Common Stock, par value $.001
  per share                                   353,435         $2.45 (3)          $865,915         $101.92
-------------------------------------------------------------------------------------------------------------
Shares of Common Stock, par value $.001
  per share                                    40,000         $1.93 (3)           $77,000          $9.06
-------------------------------------------------------------------------------------------------------------
Shares of Common Stock, par value $.001
  per share, underlying warrants (4)          170,244         $4.89 (5)          $832,493          $97.98
-------------------------------------------------------------------------------------------------------------
Shares of Common Stock, par value $.001
  per share, underlying options (4)            8,333          $2.46 (5)           $20,499          $2.41
-------------------------------------------------------------------------------------------------------------
Warrants                                      232,763         $0.34 (7)         $79,139.42         $9.31
-------------------------------------------------------------------------------------------------------------
Warrants (5)                                  170,244         $0.34 (7)         $57,882.96        $0.0 (6)
-------------------------------------------------------------------------------------------------------------
Total Registration Fee                                                                            $220.68
=============================================================================================================
Previously paid                                                                                   $211.62
-------------------------------------------------------------------------------------------------------------
    Balance due                                                                                     $9.06
=============================================================================================================

(1)  Estimated solely for purposes of determining the registration fee pursuant to Rule 457 under the Securities Act.

(2)  Pursuant to Rule 457(c), the maximum offering price for the common stock is based upon the average of the high and low sales prices of the Common Stock on the American Stock Exchange on August 15, 2005 of $2.45.

(3)  Pursuant to Rule 457(c), the maximum offering price for the common stock is based upon the average of the high and low sales price of the Common Stock on the American Stock Exchange on September 28, 2005 of $1.93.

(4)  Pursuant to Rule 416 under the Securities Act, there are also being registered hereby such additional indeterminate number of shares as may become issuable pursuant to the antidilution provisions of the warrants or options.

(5)  Pursuant to Rule 457(g) of the Securities Act of 1933, the proposed maximum offering price is based upon the higher of the price at which the warrants or options may be exercised and the price of shares of Common Stock as determined in accordance with Rule 457(c).

(6)  Pursuant to Rule 457(g) under the Securities Act, no registration fee is required for the warrants since the shares of common stock underlying the warrants are being registered hereby.

(7)  Pursuant to Rule 457(c), the maximum offering price for the warrants is based upon the average of the high and low sales prices of the Warrants on the American Stock Exchange on August 15, 2005 of $0.34.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE
A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT
SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON
SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

PROSPECTUS

SUBJECT TO COMPLETION

                 572,012 SHARES OF COMMON STOCK PAR VALUE $.001
                 403,007 WARRANTS, EACH TO PURCHASE ONE SHARE OF
                          COMMON STOCK PAR VALUE $.001

                            MILESTONE SCIENTIFIC INC.

     The selling stockholders named in this prospectus are offering to sell up to an aggregate of 532,012 shares of our common stock and 403,007 warrants, each to purchase one share of common stock at $4.89 per share, as follows:

415,200        Shares (including 68,000 shares issuable upon exercise of
               warrants), issued to third party accredited investors in a
               $847,960 private placement of Units each consisting of ten shares of common stock and two warrants, each to purchase one share of common stock, in June, 2005, and also including 7,200 shares (of which 1,200 underlie warrants) underlying Units issued as part of the commission paid in connection with the placement;

7,435          Shares issued to our Chief Operating Officer as part of his annual compensation, in the aggregate amount of $20,000;

40,000         Shares issued to an independent consultant in payment of $100,000 of marketing services.

8,333          Shares issuable to our Director of Clinical Affairs upon exercise of options, expiring on June 15, 2010, to buy shares of our common stock at an exercise price of $2.46 per share, granted in connection with an assignment to Milestone of a newly patented invention.

101,044        Shares issuable upon the exercise of warrants, expiring February
               16, 2009, issued as part of the commissions paid in connection with the March, 2005 private placement of units to accredited investors.

30,675         Warrants expiring February 16, 2009, to buy shares of our common stock at a price of $4.89 per share, issued to a nominee of certain partners of our legal counsel in part payment of accrued liabilities for legal services in the amount of $200,000

270,088        Warrants expiring February 16, 2009, to buy shares of our common stock at a price of $4.89 per share, 68,000 of which were issued to third party accredited investors in the June $847,960 private placement of Units, and 202,088 of which were issued to third party accredited investors in our March, 2005 $3,000,000 private placement of similar Units.

102,244        Warrants expiring February 16, 2009, to buy shares of our common stock at a price of $4.89 per share, 101,044 of which were issued as part of the commissions paid in connection with the March,
               2005 private placement of units to accredited investors, and
               1,200 of which were issued as part of the commissions paid in connection with the June, 2005 private placement of similar
               Units.

     We will not receive any of the proceeds from the sale of these securities.
The securities are being registered for resale by the selling stockholders.

                                        3

     Shares of our common stock and warrants to purchase shares of our common stock are traded on the American Stock Exchange under the symbols "MS" and
"MS.WS" respectively. On    , 2005 the closing price of our common stock was
$    per share and the closing price of our warrant was $    per share.

     See "Risk Factors" beginning on Page 14 for the factors you should consider before buying shares of our common stock.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION OR OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE
SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this prospectus is September [  ], 2005.

                                TABLE OF CONTENTS

     You may rely only on the information contained in this prospectus, including the documents incorporated in this prospectus by reference. We have not authorized anyone to provide information that is different from that contained in this prospectus. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may not be accurate after the date appearing on the cover.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational and reporting requirements of the
Securities Exchange Act of 1934, as amended, and, in accordance with that statute, have filed various reports, proxy statements and other information with the Securities and Exchange Commission. You may inspect these reports, proxy statements and other information at the public reference facilities of the
Securities and Exchange Commission at its principal offices at Judiciary Plaza,
Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at 233 Broadway, 16th Flr., New York, NY 10279. You can get
copies of these reports and other information from these offices upon payment of the required fees. These reports and other information can also be accessed from the web site maintained by the Securities and Exchange Commission at
http://www.sec.gov. The public may obtain information on operations of the public reference room by calling the Securities and Exchange Commission at (800)
SEC-0330.

     We have filed a registration statement on Form S-3 with the Securities and
Exchange Commission under the Securities Act with respect to the shares offered by this prospectus. This prospectus, which forms a part of the registration statement, provides information as to the shares and warrants covered by the filing. However, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits. Statements contained in this prospectus regarding the contents of any document are not necessarily complete and are qualified in their entirety by such reference. You should refer to the actual document as filed with the Securities and Exchange
Commission. You can get copies of the registration statement and the accompanying exhibits from the Securities and Exchange Commission upon payment of the required fees or it may be inspected free of charge at the public reference facilities and regional offices referred to above.

                           REPORTS TO SECURITY HOLDERS

     We furnish our stockholders with annual reports containing audited financial statements. In addition, we are required to file reports on Forms 8-K,
10-QSB and 10-KSB with the Securities and Exchange Commission.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by us with the Securities and Exchange
Commission are incorporated in this prospectus by reference:

     (1)  Annual Report on Form 10-KSB for the fiscal year ended December 31,
          2004;

     (2)  Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2005 and June 30, 2005;

     (3)  Current Reports on Form 8-K filed on January 6, 2005, April 5, 2005,
          May 23, 2005, June 30, 2005 and August 19, 2005; and

     (4)  Each document filed after the date of this prospectus pursuant to
          Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act but
          before this offering terminates is incorporated in this prospectus by reference and is to be treated as part of this prospectus from the date it was filed. Any statement contained in a document incorporated
          or

          deemed to be incorporated in this prospectus by reference is modified or superseded to the extent that a statement contained in this prospectus or in any other subsequently filed document which is incorporated in this prospectus by reference modifies or supersedes such statement.

     Upon written or oral request, we will provide, without charge, each person to whom a copy of this prospectus is delivered, a copy of any document incorporated by reference in this prospectus (other than exhibits, unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Milestone Scientific Inc., 220 South Orange Avenue,
Livingston Corporate Park, Livingston, New Jersey 07039, (973) 535-2717
Attention: Rosaline Shau, Chief Financial Officer.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN
THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND
REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. NEITHER
THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE OF SHARES OF OUR COMMON STOCK
COVERED BY THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY
IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS
PROSPECTUS OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME
SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR
A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED
SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO
SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY CIRCUMSTANCES IN
WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.

                                     SUMMARY

     OVERVIEW

     Milestone Scientific Inc. is the world leader in advanced injection technology. Its principal product, CompuDent(R), a computer controlled, precision metered, local anesthetic injection system (the "CompuDent"), enables a dentist to consistently administer safe, effective and painless injections.
CompuDent is a revolutionary device, considered one of the major advances in dentistry of the twentieth century. It has been favorably evaluated in approximately 50 peer reviewed or independent clinical research reports. In 2004 the CompuDent was prominently featured in the leading textbook on dental anesthesia, the "Handbook of Local Anesthesia" by Stanley F. Malamed, DDS.(1)

     CompuDent, including its ergonomically designed single use hand-piece The
Wand(R), ( "The Wand"), provides numerous, well documented benefits:

     o    CompuDent minimizes the pain associated with palatal, mandibular block and other injections, resulting in a more comfortable injection experience for the patient;

     o    the pencil grip used with The Wand handpiece allows unprecedented tactile sense and accurate control;

     o    new injections made possible with the CompuDent technology eliminate collateral numbness of the tongue, lips and facial muscles;

     o    bi-directional rotation of The Wand handpiece eliminates needle deflection resulting in greater success and more rapid onset of anesthesia in mandibular block injections;

     o    the use of a single patient use, disposable handpiece minimizes the risk of cross contamination;

     o    the ergonomic design of The Wand handpiece makes an injection easier and less stressful to administer, lowering the risk of carpal tunnel syndrome;

     o    reduces tissue tearing and necrosis and results in less post-operative or post-procedure pain, but is awaiting further clinical evidence before publicly making these claims.

OTHER PRODUCTS AND TECHNOLOGIES

     To enhance its role as the world leader in advanced injection technology,
Milestone has developed the following array of other technologically advanced products for the delivery of local anesthetics and liquid medicaments.

     CompuMed

     Milestone developed and in 2001 began limited marketing of "CompuMed(R)", a computer controlled injection system geared to the needs of the medical market and providing benefits similar to the CompuDent. CompuMed allows many medical procedures, now requiring IV sedation, to be performed with only local anesthesia because of the dramatic pain reduction. Also, dosages of local

--------------
(1) Dr. Malamed is widely recognized as the preeminent authority on dental anesthesia. New editions of his "Handbook of Local Anesthesia" are published once every seven years and are used in all major U.S. and many foreign dental schools. It is the largest selling textbook in dental anesthesia and is the third largest selling dental textbook. The current edition recommends use of the
CompuDent and devotes 62 paragraphs to the device and its application. Milestone understands that this is the first instance in which Dr. Malamed's text has recommended a particular device.

anesthetic can often be significantly reduced, thus reducing side effects, accelerating recovery times, lowering costs and eliminating complications.
CompuMed is now gaining growing clinical evidence showing benefits from use in colorectal surgery, podiatry, dermatology, including surgery for the removal of basal cell carcinomas and other oncological dermatologic procedures, nasal and sinus surgery, including rhinoplasty, hair transplantation and plastic surgery.

     SafetyWand

     Following adoption of the Federal Needlestick Safety and Prevention Act
Milestone developed, and in September 2003 the FDA approved marketing of,
Milestone's The SafetyWand(TM) ("SafetyWand") disposable handpiece, a patented injection device that incorporates safety engineering sharps protection features to aid in the prevention of needlesticks. The SafetyWand is the first patented injection device to be fully compliant with OSHA regulations under the federal
Needlestick Safety Act while meeting the clinical needs of dentists.

     While safety injection devices have been mandated since 2000 under federal law, OSHA had been unable to enforce this law against dentists because of the inadequacy of existing devices to meet both the requirements of the law and the clinical needs of dentists. The SafetyWand meets these requirements and provides dental practitioners with a safer retractable needle device, with single hand activation, which is reusable multiple times during a single patient visit, yet small and sleek enough not to obscure the dentist's sometimes limited field of view. Since SafetyWand is now available commercially, OSHA has begun to enforce existing regulations requiring the use of safety engineered devices. OSHA is empowered to levy substantial fines for failure to use these devices.

     CompuFlo

     CompuFlo(TM) ("CompuFlo"), developed by Milestone, is a revolutionary new technology for injections. CompuFlo enables health care practitioners to monitor and precisely control "pressure", "rate" and "volume" during all injections and can be used to inject all liquid medicaments as well as anesthetics. CompuFlo can also be used to aspirate body fluids.

     In September 2004, Milestone Scientific was issued United States Patent No.
6,786,885 (date of issue September 14, 2004) on CompuFlo technology, entitled
"Pressure/Force Computer Controlled Drug Delivery System with Exit Pressure.
Proprietary software working with an innovative technology allows the system to continuously monitor and control the exit pressure of fluid and/or medication during an injection. This same technology also enables doctors to accurately identify different tissue types based on exit pressure during an injection. The technology appears to have many applications in both medicine and dentistry including epidural injections. In December 2004, the United States Patent Office
issued a "Notice of Allowance" for patent protection on two additional critical elements of the CompuFlo automated drug delivery technology: "Drug Delivery
System with Profiles" and "Pressure/Force Computer Controlled Drug Delivery with
Automated Charging". The first of these two additional technologies standardizes and simplifies the drug delivery process, while the second provides the means to deliver any volume of medication or infused fluid, such as a saline solution, into the human body.

     Epidurals. In 2004, successful results of two independent pilot clinical studies confirmed the efficacy of the CompuFlo pressure/force computer controlled anesthetic delivery system in identifying the epidural space.
Identifying when a hypodermic needle has entered the epidural space is a critically

important factor in the safety and effectiveness of anesthetic injections administered during childbirth and in the course of pain management therapy. A report on the results of the study, conducted through the University of Texas
Health Science Center at Houston under the guidance of Dr. Oscar Ghelber,
Assistant Professor of Anesthesiology, was presented at the Society for
Technology in Anesthesia (STA) meeting on October 28th, 2004. Proper and consistent identification of the epidural space represents a critical step towards the adoption of Milestone's technology for the administration of epidural anesthesia.

                                 ---------------

     In addition to products enhancing its position in advanced injection technology, in 2004 Milestone acquired rights to a proprietary dental enhancement system now named the CoolBlue Wand(TM) ("CoolBlue Wand").

     CoolBlue Wand Dental Enhancement System

     The CoolBlue Wand dental enhancement system uses blue light emitting diodes for fast curing of dental composite material, trans-illumination of teeth and activation of whitening gels and pastes. Initially Milestone viewed the CoolBlue
Wand as an aid to its sales force in gaining access to dental offices for sales of CompuDent. However, in view of the burgeoning consumer demand for tooth whitening, Milestone has developed a professional in-office tooth whitening product that will also provide access to the consumer tooth whitening market.

     CoolBlue(TM) Tooth Whitening System ("CoolBlue")

     The CoolBlue Tooth Whitening system is a professional whitening system marketed directly to dental offices. The technique used with this system is differentiated from the competition in the following manner.

     1.   It uses blue Light Emitting Diodes (LED), rather than a high intensity plasma arc light, to accelerate the whitening process.

     2.   In contrast to currently available methods, it requires a minimum amount of time in the dental chair, as the teeth are illuminated for only ten seconds which is enough to begin the whitening process.

     3.   The patient goes home with our proprietary whitening rinse, which, by contrast to more expensive methods currently available, does not require custom trays, again reducing the time in the dentist's office.

     This method has advantages for both the dentist and patient, as it involves less chair time and lower costs.

     We believe that the sales initiative for this product will enable us to access an expanded number of dental offices, thereby providing an opening to sell our core product - the CompuDent system. It is our intention to make the
CoolBlue Tooth Whitening system available in the third quarter of 2005.

                                       10

     Ionic White(TM) Tooth Whitening system ("Ionic White")

     Ionic White Tooth Whitening system is a consumer product designed to whiten and brighten teeth. This product uses a proprietary formulation of whitening gels in conjunction with an intra-oral mouthpiece which contains a series of blue LEDs used to accelerate the whitening process. There are patents pending in the US and internationally on both the design and method of this product. Ionic
White was launched via television infomercials in March, 2005.

     o    This product differs from other over the counter (OTC) consumer products in a number of ways. It allows whitening gels to enter the dentin tubules for superior whitening. It whitens the top, bottom, front and back of the teeth, whereas typical OTC products whiten only the front of the teeth. The initial process takes only 21 minutes, and the customer may maintain brightness because the system includes a proprietary whitening rinse, which when used with the intra-oral mouthpiece, maintains white, bright teeth.

     NEW MARKETING APPROACH

     Throughout 2004, Milestone continued building a national sales force of highly trained independent representatives to provide sales coverage in urban areas in 16 states.

     Milestone's sales force currently includes three full time sales managers,
     18 inside sales representatives, 3 sales support representatives and 8 independent outside sales representatives. With a growing new sales force and the acquisition of rights to new products to facilitate access to dental offices, Milestone intends to direct its marketing efforts to capturing new customers, particularly from specialty practitioners, including periodontists, pedodontists, endodontists and
     cosmetic/restorative dentists.

     CORPORATE INFORMATION

     On December 10, 2004 we purchased a 19.9% interest in a German wholesale distributorship that sells dental products including our CompuDent technology and CoolBlue product lines in Germany, the world's 3rd largest dental market

     We were organized in August 1989 under the laws of Delaware. Our principal executive office is located at 220 South Orange Avenue, Livingston Corporate
Park, Livingston, New Jersey 07039, telephone number (973) 535-2717.

                                       11

                                  RISK FACTORS

The securities offered by the selling stockholders involve a high degree of risk and should only be purchased by persons who can afford to lose their entire investment. Prospective purchasers should carefully consider, among other things, the following risk factors and the other information in this prospectus, including our financial statements and the notes to those statements, prior to making an investment decision.

We have no history of profitable operations. Continuing losses could exhaust our capital resources and force us to discontinue operations.

     Although our operations commenced in November 1995, until 1998 we had limited revenues. For the years ended December 31, 1999, 2000, 2001, 2002, 2003, and 2004, our revenues were approximately $2.9 million, $5.7 million, $4.1 million, $4.1 million, $4.0 million, and $4.8 million, respectively. In addition, we have had losses for each year since the commencement of operations, including net losses of approximately $2.4 million and $3 million for 2003 and
2004, respectively. For the six month period ended June 30, 2005, we had revenues of approximately $3.13 million and a net loss of approximately $1.67 million. At June 30, 2005, we had an accumulated deficit of approximately $48.86 million. Unless we can significantly increase sales of our CompuDent units, handpieces or other injection devices, we expect to incur losses for the foreseeable future.

We cannot become successful unless we gain greater market acceptance for our products and technology.

     As with any new technology, there is substantial risk that the marketplace will not accept the potential benefits of this technology or be unwilling to pay for any cost differential with the existing technologies. Market acceptance of
CompuDent, the SafetyWand, CompuMed and CompuFlo depends, in large part, upon our ability to educate potential customers of their distinctive characteristics and benefits and will require substantial marketing efforts and expense. More than 26,000 units of the CompuDent or its predecessors have been sold worldwide since 1998. Sales of disposable handpieces in 2004 reflect a moderate increase in the world wide usage of our dental and medical systems. We cannot assure you that our current or proposed products will be accepted by practitioners or that any of the current or proposed products will be able to compete effectively against current and alternative products.

Our limited distribution channels must be expanded for us to become successful.

     Our future revenues depend on our ability to market and distribute our anesthetic injection technology successfully. In the United States, we rely on a limited number of independent representatives and in-house sales people. Abroad, we lack distributors in many markets. To be successful we will need to hire and retain additional sales personnel, provide for their proper training and ensure adequate customer support. We cannot assure you that we will be able to hire and retain an adequate sales force or engage suitable distributors, or that our sales force or distributors will be able to successfully market and sell our products.

                                       12

We depend on two principal manufacturers. If we cannot maintain our existing relationships or develop new ones, we may have to cease our operations.

     We have informal arrangements with the manufacturer of our CompuDent and
CompuMed units and the principal manufacturer of our handpieces for those units pursuant to which they manufacture these products under specific purchase orders but without any long-term contract or minimum purchase commitment. We have been supplied by these manufacturers since the commencement of production in 1998.
However, termination of the manufacturing relationship with any of these manufacturers could significantly and adversely affect our ability to produce and sell our products. Though we have established an alternate source of supply for our handpieces in China and other alternate sources of supply exist, we would need to recover our existing tools or have new tools produced to establish relationships with new suppliers. Establishing new manufacturing relationships could involve significant expense and delay. Any curtailment or interruptions of the supply, whether or not as a result or termination of the relationship, would adversely affect us.

We may be subject to product liability claims that are not fully covered by our insurance and that could put us under a tremendous financial strain.

     We could be subject to claims for personal injury from the alleged malfunction or misuse of our dental and medical products. While we carry liability insurance that we believe is adequate, we cannot assure you that the insurance coverage will be sufficient to pay such claims should they be successful. A partially or completely uninsured claim, if successful and of significant magnitude, could have a material adverse effect on us.

We rely on the continuing services of our chairman and chief executive officer, president and director of clinical affairs.

     We depend on the personal efforts and abilities of our Chairman and Chief
Executive Officer, our President who was promoted to this position from that of
Senior Vice President in September 2003, and our Director of Clinical Affairs.
We maintain a key man life insurance policy in the amount of $1,000,000 on the life of our Chairman and Chief Executive Officer. However, the loss of his services or the services of each of our President or Director of Clinical
Affairs, on whom we maintain no insurance, could have a materially adverse effect on our business.

The market price of our common stock has been volatile and may continue to fluctuate significantly because of various factors, some of which are beyond our control.

     Our stock price has been extremely volatile, fluctuating over the last three years between closing prices of $.42 and $7.77. These fluctuations have been unrelated to or disproportionately affected by our operating performance.
The market price of our common shares could continue to fluctuate significantly in response to a variety of factors, some of which may be beyond our control.

The existence of outstanding options, warrants and convertible securities may preclude us from obtaining additional equity financing.

     We currently have outstanding options, warrants and series A convertible preferred stock to purchase 3,451,142 shares of our common stock at prices ranging from $.87 to $7.50 per share with a weighted average exercise or conversion price of $4.78. Holders of these warrants and options are given the opportunity to profit from a rise in the market price of our common stock and are likely to exercise their securities at a time when we would be able to obtain additional equity capital on more favorable

                                       13

terms. Thus, the terms upon which we will be able to obtain additional equity capital may be adversely affected, since the holders of outstanding options and warrants can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than the exercise terms provided by such outstanding securities.

We are controlled by a limited number of shareholders.

     Our principal shareholders, Leonard Osser and K. Tucker Andersen, own
27.74% of the issued and outstanding shares of our common stock. As a result, they have the ability to exercise substantial control over our affairs and corporate actions requiring shareholder approval, including electing directors, selling all or substantially all of our assets, merging with another entity or amending our certificate of incorporation. This de facto control could delay, deter or prevent a change in control and could adversely affect the price that investors might be willing to pay in the future for our securities.

Future sales or the potential for sale of a substantial number of shares of our common stock could cause the trading price of our common stock and warrants to decline and could impair our ability to raise capital through subsequent equity offerings.

     Sales of a substantial number of shares of our common stock in the public markets, or the perception that these sales may occur, could cause the market price of our stock to decline and could materially impair our ability to raise capital through the sale of additional equity securities. We currently have outstanding options and warrants to purchase 3,446,752 shares of our common stock at prices ranging from $.87 to $7.50 per share with a weighted average exercise or conversion price of $4.78. Holders of these warrants and options are given the opportunity to profit from a rise in the market price of our common stock and are likely to exercise their securities at a time when we would be able to obtain additional equity capital on more favorable terms. Thus, the terms upon which we will be able to obtain additional equity capital may be adversely affected, since the holders of outstanding options and warrants can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than the exercise terms provided by such outstanding securities. The market price of our common shares has been volatile and may continue to fluctuate significantly because of various factors, some of which are beyond our control. Currently, there are 11,386,037 shares of common stock actually issued and 11,352,704 outstanding. Also, there are another 5,301,957 shares of common stock reserved for future issuance as follows:

     o    up to 1,440,000 shares underlying the warrants issued in the February
          2004 Public Offering;

     o    up to 335,614 shares underlying warrants granted to satisfy obligations in connection with the 2004 public offering;

     o    up to 432,000 shares underlying the representative's warrants issued in the February 2004 Public Offering, including the shares underlying the warrants included in the representative's warrants;

     o    up to 303,132 shares underlying the warrants issued in our March 2005
          Private Placement, including the shares underlying the placement agent's warrants;

     o    up to 69,200 shares underlying the warrants issued in our June 2005
          Private Placement, including the shares underlying the placement agent's warrants;

                                       14

     o    up to 314,333 shares underlying stock options previously granted, or to be granted, under our 1997 Stock Option Plan

     o    up to 500,000 shares underlying stock options previously granted or to be granted under our 2004 Stock Option Plan;

     o    up to 1,303,288 shares underlying other stock options and warrants that were granted and remained outstanding as of June 30, 2005;

     o    up to 100,000 shares upon purchase of a three year option granted to
          Ionic White;

     o    up to 500,000 shares upon payment of the subscription price by Ionic
          White

     o    and

     o    4,390 shares of common stock underlying our series A convertible preferred stock.

     We have 11,352,704 shares of common stock outstanding, of which 5,827,834 are freely tradable. The remaining 5,518,870 shares are either held by
"affiliates", as defined by the rules and regulations promulgated under the
Securities Act of 1933, or are "restricted securities" as defined in Rule 144 promulgated under the Securities Act of 1933. Of this amount, 1,810,010 restricted shares not held by affiliates and 3,708,860 restricted or non-restricted shares held by "affiliates," can only be sold in compliance with the timing and volume limitations of Rule 144 promulgated under the Securities
Act of 1933.

     The decrease of our outstanding shares as a result of a reverse stock split, without change to our authorized capitalization, increased the ability of our board of directors to issue shares without stockholder approval. Issuance of shares may dilute the value of our outstanding shares or have a negative impact on the trading price of the common stock.

     The 1-for-3 stock split effected in January 2004, after due authorization by our shareholders, reduced our outstanding shares from 18,338,033 to 6,112,678
(9,663,907 shares after giving effect to the consummation of the public offering and related issuances of units). Since the reverse stock split was effected without change in our authorized shares, the differential between outstanding shares and authorized shares increased, thus providing the Board of Directors with increased ability to effect issuances of stock without stockholder authorization. For example, shares may be issued in capital raising transactions, mergers or acquisitions or for compensatory reasons where other governing rules or statutes do not separately require stockholder approval. The issuance of these shares for less than their book value or for less than value paid by purchasers in recently completed offerings could have a dilutive effect on purchasers in recently completed offerings and this offering. Further the issuance of the shares could also have a negative impact on the trading price of our then outstanding common stock, including the stock issued in recently completed offerings and the stock offered for resale in this offering.

Implementation of procedures to comply with the Sarbanes-Oxley Act and SEC rules concerning internal controls may be so costly that compliance could have an adverse effect on us.

     We must comply with Sarbanes-Oxley requirements requiring a management report on internal control over financial reporting disclosure requirements in our annual report for our financial year ending December 31, 2006. It may be time-consuming, costly and difficult for us to develop and implement the necessary internal controls and reporting procedures, possibly requiring us to hire additional personnel. These additional costs could have an adverse effect on our profitability.

                                       15

                           FORWARD LOOKING STATEMENTS

     This prospectus contains forward-looking statements based on current expectations, assumptions, estimates and projections about us and the industry in which we operate. We use words such as plans, believes, expects, future, intends and similar expressions to identify forward-looking statements. These forward-looking statements involve numerous risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of factors more fully described elsewhere in this prospectus. We undertake no obligation to update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

                                 USE OF PROCEEDS

     All shares and/or warrants of our common stock offered by this prospectus are being registered for the account of the selling stockholders. We will not receive any of the proceeds from the sale of these shares and/or warrants.
However, the shares offered by this prospectus include 178,577 shares underlying warrants and options to purchase those shares at different prices per share.
Assuming the exercise of all of these warrants and options, we would receive proceeds of approximately $852,992 in the aggregate, which we would use for additional working capital.

                                       16

                            SELLING SECURITY HOLDERS

     The following table sets forth the information as to the ownership of our securities by the selling stockholders on September 28, 2005. On September 28,
2005, 11,352,704 shares of our common stock, and 1,855,615 publicly tradable warrants were outstanding. Unless otherwise indicated, it is assumed that each selling stockholder listed below possesses sole voting and investment power with respect to the shares owned as of such date by the selling stockholder, including those issuable upon exercise of warrants or options. In addition, other than indicated below, none of the selling stockholders has had a material relationship with us or any of our predecessors or affiliates within the past three years.

     A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from the filing of this prospectus upon the exercise of options and warrants or conversion of convertible securities.
Each selling stockholder's percentage ownership is determined by dividing the number of shares beneficially owned by that person by the total number of shares beneficially owned, increased to reflect the shares underlying the options, warrants and convertible securities that are held by such person, but not held by any other person.

                                                 NUMBER               SHARES               PERCENTAGE  PERCENTAGE
                        SHARES        WARRANTS   OF        NUMBER     TO BE     WARRANTS   OF COMMON   OF
                        OWNED         OWNED      SHARES    OF         OWNED     TO BE      STOCK       WARRANTS
                        BEFORE        BEFORE     THAT      WARRANTS   AFTER     OWNED      OWNED       OWNED
                        THE           THE        MAY BE    THAT MAY   THE       AFTER THE  AFTER THE   AFTER THE
SELLING STOCKHOLDER     OFFERING      OFFERING   SOLD      BE SOLD    OFFERING  OFFERING   OFFERING    OFFERING
-------------------     --------      --------   ----      -------    --------  --------   --------    --------

Gestioni Patrimoniale   360,000 (1)    60,000       0       60,000    300,000       0         2.63         0
c/o Banca Profilo
Via S. Martino n. 10
Milano, Italy

First Mirage, Inc.       66,000 (2)    11,000       0       11,000     55,000       0          *           0
333 Sandy Springs
Circle, Suite 230
Atlanta, GA  30328

Generation Capital      165,028 (3)     9,088       0        9,088    155,940       0          *           0
Associates
1085 Riverside Terrace
Atlanta, GA  30328

SIMGEST S.p.A.          648,000 (4)   108,000    168,000   108,000    400,000       0         3.49         0
Via Cairoli 11
40121 BOLOGNA
Italy

Dynamic Decisions       137,300 (5)    20,000       0       20,000    117,300       0         1.03         0
Growth Premium Master
Fund
c/o Morgan Stanley
25 Cabot Square
Canary Warf
London
E14 4QA
England

                                                 NUMBER               SHARES               PERCENTAGE  PERCENTAGE
                        SHARES        WARRANTS   OF        NUMBER     TO BE     WARRANTS   OF COMMON   OF
                        OWNED         OWNED      SHARES    OF         OWNED     TO BE      STOCK       WARRANTS
                        BEFORE        BEFORE     THAT      WARRANTS   AFTER     OWNED      OWNED       OWNED
                        THE           THE        MAY BE    THAT MAY   THE       AFTER THE  AFTER THE   AFTER THE
SELLING STOCKHOLDER     OFFERING      OFFERING   SOLD      BE SOLD    OFFERING  OFFERING   OFFERING    OFFERING
-------------------     --------      --------   ----      -------    --------  --------   --------    --------

Dynamic Decisions        128,00 (6)    20,000       0       20,000    108,000       0          *           0
Euro Growth Master
Fund
c/o Morgan Stanley
25 Cabot Square
Canary Warf
London
E14 4QA
England

Charles David McCrory    12,000 (7)     2,000       0        2,000     10,000       0          *           0
7413 Spring Lea Way
N. Richland Hills,
TX 76180

ANIMA SGR               360,000 (8)    40,000    240,000    40,000    120,000       0         1.05         0
Via Brera, 18
Milano 20121
Italy

Marina Co.              417,154 (9)   110,675       0       30,675    386,479    80,000       3.35        4.31
c/o Morse, Zelnick,
Rose & Lander
405 Park Avenue
New York, NY
10022-4405

Mark and Claudia        130,825 10)       0       8,333        0      122,492       0          1           0
Hochman
26 Meadow Woods Road
Lake Success, NY 11020

                                       18

                                                 NUMBER               SHARES               PERCENTAGE  PERCENTAGE
                        SHARES        WARRANTS   OF        NUMBER     TO BE     WARRANTS   OF COMMON   OF
                        OWNED         OWNED      SHARES    OF         OWNED     TO BE      STOCK       WARRANTS
                        BEFORE        BEFORE     THAT      WARRANTS   AFTER     OWNED      OWNED       OWNED
                        THE           THE        MAY BE    THAT MAY   THE       AFTER THE  AFTER THE   AFTER THE
SELLING STOCKHOLDER     OFFERING      OFFERING   SOLD      BE SOLD    OFFERING  OFFERING   OFFERING    OFFERING
-------------------     --------      --------   ----      -------    --------  --------   --------    --------

Thomas R. Ronca          7,435            0       7,435        0         0          0          0           0
c/o Milestone
Scientific Inc.
220 South Orange
Avenue
Livingston, NJ 07039

James Michael McCrory    30,311 (11)   30,311    30,311     30,311       0          0          0           0
3340 Indian Creek Ct.
Fort Worth, TX 76180

Shelley Gluck            6,721  (12)    6,721     6,721      6,721       0          0          0           0
3340 Indian Creek
Court
Fort Worth, TX  76180

Paolo Floriani           5,760  (13)    5,760     5,760      5,760       0          0          0           0
Via Cattori, 3 CP 739
CH 6902 Paradiso
Switzerland

David Dobson             4,400  (14)    4,400     4,400      4,400       0          0          0           0
Via Durini, 24
20122 Milan
Italy

Southwest Securities,    2,070  (15)    2,070     2,070      2,070       0          0          0           0
Inc.
1201 Elm Street,
Suite 3500
Dallas, TX  75270-2180

Alessandro Falconi       1,260  (16)    1,260     1,260      1,260       0          0          0           0
c/o I-Bankers
Securities
IBS Consulting  SrL
Corso Magenta 66
20123 Milano
Italy

                                       19

                                                 NUMBER               SHARES               PERCENTAGE  PERCENTAGE
                        SHARES        WARRANTS   OF        NUMBER     TO BE     WARRANTS   OF COMMON   OF
                        OWNED         OWNED      SHARES    OF         OWNED     TO BE      STOCK       WARRANTS
                        BEFORE        BEFORE     THAT      WARRANTS   AFTER     OWNED      OWNED       OWNED
                        THE           THE        MAY BE    THAT MAY   THE       AFTER THE  AFTER THE   AFTER THE
SELLING STOCKHOLDER     OFFERING      OFFERING   SOLD      BE SOLD    OFFERING  OFFERING   OFFERING    OFFERING
-------------------     --------      --------   ----      -------    --------  --------   --------    --------

Paulson Investment      334,181 (17)   134,467    34,610    34,610    299,571    99,857       2.61        5.38
Company, Inc.
811 SW Naito Parkway,
Suite 300
Portland, OR  97024

Chester L.F. Paulson    364,093 (18)   146,559    3,183      3,183    360,911    143,377      3.14        7.72
c/o Paulson
Investment Company Inc.
811 SW Naito Parkway,
Suite 300
Portland, OR  97024

Erick Paulson             6,255 (19)     2,691      909        909      5,346      1,782        *           *
c/o Paulson
Investment Company Inc.
811 SW Naito Parkway,
Suite 300
Portland, OR  97024

Barbara James             4,019 (20)     1,188      455        455      3,564        733        *           *
c/o Paulson
Investment Company Inc.
811 SW Naito Parkway,
Suite 300
Portland, OR  97024

Trent Davis               8,930 (21)     3,650     1,010     1,010      7,920      2,640        *           *

Chris Schreiber           5,052 (22)     5,052     5,052     5,052        0          0          0           0

                                       20

                                                 NUMBER               SHARES               PERCENTAGE  PERCENTAGE
                        SHARES        WARRANTS   OF        NUMBER     TO BE     WARRANTS   OF COMMON   OF
                        OWNED         OWNED      SHARES    OF         OWNED     TO BE      STOCK       WARRANTS
                        BEFORE        BEFORE     THAT      WARRANTS   AFTER     OWNED      OWNED       OWNED
                        THE           THE        MAY BE    THAT MAY   THE       AFTER THE  AFTER THE   AFTER THE
SELLING STOCKHOLDER     OFFERING      OFFERING   SOLD      BE SOLD    OFFERING  OFFERING   OFFERING    OFFERING
-------------------     --------      --------   ----      -------    --------  --------   --------    --------

Lorraine Maxfield        20,093 (23)    8,213     2,273      2,273    17,820      5,950        *           *
156 NE 35th Ct.
Hillsboro, OR  97124

Glen Davis                8,930 (24)    3,650     1,010      1,010     5,280      2,640        *           *
c/o Paulson
Investment Company Inc.
811 SW Naito Parkway,
Suite 300
Portland, OR  97024

Michael G. Maxfield       8,930 (25)    3,650     1,010      1,010     5,280      2,640        *           *
612 N.E. San Rafael
St. Portland, OR 97212

John Paulson              1,010 (26)    1,010     1,010      1,010       0          0          0           0

Nohora Patricia          15,608 (27)    1,200     7,200      1,200     8,408        0          *           0
Londono Gonzalez
c/o Dynamic Decisions
Corso Italia 66
Milano, 20122 MI
Italy

Greg Volok               40,000             0    40,000          0         0        0          0           0
172 Laurie Lane
Philadelphia, PA 19115

-----------------
Less than 1*

     (1) Investment making authority for Banca Profilo (Gestioni Patrimoniale)
     is vested in Fabio Gnecco, its Asset Management Director. Banca Profilo
     (Gestioni Patrimoniale)'s beneficial ownership of common stock includes
     60,000 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.89 per share.

     (2) Investment making authority for First Mirage, Inc. is vested in Frank
     E. Hart, Manager of High Capital Funding, LLC, the corporate parent of
     First Mirage, Inc., David A. Rapaport, its Executive Vice President and
     General Counsel, and Fred A. Brasch, its Chief Financial Officer. First

                                       21

     Mirage's beneficial ownership of common stock includes 11,000 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.89 per share.

     (3) Investment making authority for Generation Capital Associates is vested in David A. Rapaport, its Executive Vice President and General Counsel,
     Frank E. Hart, its general partner (as nominee for High Capital Funding,
     LLC, the corporate parent of Generation Capital Associates), and Fred A.
     Brasch, its Chief Financial Officer. Generation Capital Associates'
     beneficial ownership of common stock includes 9,088 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.89 per share.

     (4) Investment making authority for SIMGEST S.p.A. is vested in its Asset
     Management Committee, the Chairman of which is Fausto Fontanesi, General
     Manager of SIMGEST S.p.A. SIMGEST S.p.A..'s beneficial ownership of common stock includes 108,000 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.89 per share.

     (5) Investment making authority for Dynamic Decisions Growth Premium Master
     Fund is vested in Enrico Danieletto, its CIO, Marta Renzetti, its CFO, and
     Alberto Micalizzi, its chairman. Dynamic Decisions Growth Premium Master
     Fund's beneficial ownership of common stock includes 20,000 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.89 per share.

     (6) Investment making authority for Dynamic Decisions Euro Growth Master
     Fund is vested in Enrico Danieletto, its CIO, Marta Renzetti, its CFO, and
     Alberto Micalizzi, its chairman. Dynamic Decisions Euro Growth Master
     Fund's beneficial ownership of common stock includes 20,000 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.89 per share.

     (7) Charles David McCrory's beneficial ownership of common stock includes
     2,000 shares underlying warrants exercisable within 60 days of the date of this prospectus, at an exercise price of $4.89 per share.

     (8) ANIMA SGR's beneficial ownership of common stock includes 40,000 shares of common stock issuable on exercise of warrants, exercisable within 60 days of the date of this prospectus, at a price of $4.89 per share.
     Investment making authority for this entity is vested in Giordano
     Martinelli, its Executive Director.

     (9) Marina Co. is a New York General Partnership whose general partners are some of the limited liability partners of Morse, Zelnick, Rose & Lander,
     LLP. Marina Co. is used by its participating partners as a repository for shares of Milestone Scientific and other corporations that they own. Marina
     Co.'s beneficial ownership of common stock includes 197,341 shares issuable upon exercise of stock options and warrants, exercisable within 60 days of the date of this prospectus. 53,333 options are exercisable at $3.26 per share, 33,333 options are exercisable at $7.50 per share and 110,675 warrants are exercisable at $4.89 per share. 30,675 of these warrants, expiring February 16, 2009, are also offered as part of this Registration
     Statement. Investment making authority for Marina Co. is vested in Howard
     Morse, Esq., Kenneth Rose, Esq. and Stephen Zelnick, Esq., partners of
     Morse, Zelnick, Rose & Lander, LLP.

     (10) Mark and Claudia Hochman's beneficial ownership of common stock includes 14,626 shares held by Mark Hochman, and the following held jointly with his wife, Claudia Hochman, as follows:

                                       22

     43,424 shares of common stock and 72,775.98 shares subject to stock options, exercisable within 60 days of the date of this prospectus. The exercise prices of these options are: 28,333 at $6.60 per share; 8,333 at
     $2.25 per share; 8,333 at $3.60 per share; 8,333 at $0.90 per share; 16,666 at $2.00 per share, 16,666 at $1.70 per share and 8,333 at $2.46 per share.

     (11) Michael McCrory's beneficial ownership of common stock includes 30,311 shares of common stock issuable on exercise of warrants, exercisable within
     60 days of the date of this prospectus, at a price of $4.89 per share.

     (12) Shelley Gluck's beneficial ownership of common stock includes 6,721 shares of common stock issuable on exercise of warrants, exercisable within
     60 days of the date of this prospectus, at a price of $4.89 per share.

     (13) Paolo Floriani's beneficial ownership of common stock includes 5,760 shares of common stock issuable on exercise of warrants, exercisable within
     60 days of the date of this prospectus, at a price of $4.89 per share.

     (14) David Dobson's beneficial ownership of common stock includes 4,400 shares of common stock issuable on exercise of warrants, exercisable within
     60 days of the date of this prospectus, at a price of $4.89 per share.

     (15) Southwest Securities, Inc.'s beneficial ownership of common stock includes 2,070 shares issuable upon exercise of warrants, exercisable within 60 days of the date of this prospectus, at a price of $4.89 per share. Investment making authority for this entity is vested in Willam
     Felder, its President and Chief Executive Officer, and Kenneth R. Hanks,
     its Executive Vice President.

     (16) Alessandro Falconi's beneficial ownership of common stock includes
     1,260 shares of common stock issuable on exercise of warrants, exercisable within 60 days of the date of this prospectus, at a price of $4.89 per share.

     (17) Paulson Investment Company, Inc.'s beneficial ownership of common stock includes 134,467 shares of common stock issuable on exercise of warrants, exercisable within 60 days of the date of this prospectus, at a price of $4.89 per share. Investment making authority for this entity is vested in Chester Paulson, its Chairman.

     (18) Chester L.F. Paulson's beneficial ownership of common stock includes
     12,092 shares of common stock issuable on exercise of warrants, exercisable within 60 days of the date of this prospectus, at a price of $4.89 per share. His beneficial ownership also includes 334,181 shares beneficially owned indirectly, together with Jaccqueline Paulson, through Paulson
     Investment Company, Inc., of which 134,467 shares are issuable on exercise of warrants, exercisable within 60 days of the date of this prospectus, at a price of $4.89 per share. Mr. Paulson disclaims beneficial ownership of the securities held by Paulson Investment Company, Inc., except to the extent of his pecuniary interest in them.

     (19) Erick Paulson's beneficial ownership of common stock includes 2,691 shares of common stock issuable on exercise of warrants, exercisable within
     60 days of the date of this prospectus, at a price of $4.89 per share.

                                       23

     (20) Barbara James's beneficial ownership of common stock includes 1,188 shares of common stock issuable on exercise of warrants, exercisable within
     60 days of the date of this prospectus, at a price of $4.89 per share.

     (21) Trent Davis's beneficial ownership of common stock includes 3,650 shares of common stock issuable on exercise of warrants, exercisable within
     60 days of the date of this prospectus, at a price of $4.89 per share.

     (22) Chris Schreiber's beneficial ownership of common stock includes 5,032 shares of common stock issuable on exercise of warrants, exercisable within
     60 days of the date of this prospectus, at a price of $4.89 per share.

     (23) Lorraine Maxfield's beneficial ownership of common stock includes
     8,213 shares of common stock issuable on exercise of warrants, exercisable within 60 days of the date of this prospectus, at a price of $4.89 per share.

     (24) Glen Davis's beneficial ownership of common stock includes 3,650 shares of common stock issuable on exercise of warrants, exercisable within
     60 days of the date of this prospectus, at a price of $4.89 per share.

     (25) Michael Maxfield's beneficial ownership of common stock includes 3,650 shares of common stock issuable on exercise of warrants, exercisable within
     60 days of the date of this prospectus, at a price of $4.89 per share.

     (26) John Paulson's beneficial ownership of common stock includes 1,010 shares of common stock issuable on exercise of warrants, exercisable within
     60 days of the date of this prospectus, at a price of $4.89 per share.

     (27) Nohora Patricia Londono Gonzalez' beneficial ownership of common stock includes 1,200 shares of common stock issuable on exercise of warrants, exercisable within 60 days of the date of this prospectus, at a price of
     $4.89 per share. Her beneficial ownership also includes 8,408 shares owned by her husband, Pablo Felipe Serna Cardenas.

                              PLAN OF DISTRIBUTION

     Sales of the shares of our common stock or the warrants to purchase our common stock, covered by this prospectus, may be effected from time to time in transactions (which may include block transactions) on the American Stock
Exchange (or other markets on which shares of our common stock are then traded), in negotiated transactions, through put or call option transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. None of the selling stockholders has entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares. The selling stockholders may effect transactions by selling their shares directly to purchasers or through broker-dealers, who may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act

                                       24

as agents, or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling stockholders and any broker-dealers who act in connection with the sale of the shares might be deemed to be underwriters within the meaning of Section
2(11) of the Securities Act of 1933 and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify each selling stockholder against a number of liabilities, including liabilities arising under the
Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer who participates in transactions involving sales of the securities against the liabilities, including liabilities arising under the
Securities Act. As used herein, "selling stockholders" includes donees and pledgees selling shares received from a named selling stockholder after the date of this prospectus.

     Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of such Rule.

     We have agreed to keep the registration statement, of which this prospectus is a part, effective until all the shares covered by this prospectus are sold or can be sold freely under an appropriate exemption from the securities laws of the United States and the states, without limitation.

     In order to comply with the applicable state securities laws, the shares covered by this prospectus will be offered or sold through registered or licensed brokers or dealers in those states. In addition, in a number of states the shares may not be offered or sold unless they have been registered or qualified for sale in such states, or an exemption from such registration or qualification requirement is available and such offering or sale is in compliance therewith.

     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the shares may not simultaneously engage in market making activities with respect to such securities for a period beginning when such person becomes a distribution participant and ending upon such person's completion of participation in a distribution, including stabilization activities in the common stock to effect syndicate covering transactions, to impose penalty bids or to effect passive market making bids. In addition, the selling stockholders will be subject to applicable provisions of the Exchange
Act and the rules and regulations thereunder, including, without limitation,
Rule 10b-5 and, insofar as the selling stockholders are distribution participants, Regulation M and Rules 100, 101, 102, 103, 104 and 105 thereof, all of which may affect the marketability of the shares covered by this prospectus.

                                  LEGAL MATTERS

     Morse, Zelnick, Rose & Lander, LLP, 405 Park Avenue, New York, New York
10022 will deliver an opinion that the issuance of the shares covered by this prospectus has been approved by our Board of Directors and that such shares, when issued, will be fully paid and non-assessable under Delaware law.

                                       25

                                     EXPERTS

Our financial statements as of December 31, 2004 and for the year then ended appearing in our Annual Report on Form 10-KSB for the year ended December 31,
2004 have been audited by Eisner LLP, an independent registered public accounting firm, as set forth in their report thereon dated February 22, 2005, except as to Note R, the date of which is March 31, 2005, included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The consolidated financial statements of Milestone Scientific Inc. and subsidiaries for the year ended
December 31, 2003 appearing in Milestone Scientific Inc's annual report on Form
10-KSB for the year ended December 31, 2004 have been audited by J.H. Cohn LLP, an independent registered public accounting firm, as set forth in their report thereon dated March 26, 2004, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                       26

                      INTEREST OF NAMED EXPERT AND COUNSEL

     Members, affiliates and of counsel to Morse, Zelnick, Rose & Lander, LLP own, in the aggregate, 219,813 shares of our common stock and options or warrants to purchase 304,008 shares of our common stock, 197,341 of which are currently exercisable.

             LIMITATION OF DIRECTORS' LIABILITY AND INDEMNIFICATION

     Our certificate of incorporation provides that a director will not be personally liable to us or to our stockholders for monetary damages for breach of the fiduciary duty of care as a director, including breaches which constitute gross negligence. This provision does not eliminate or limit the liability of a director:

     o    for breach of his or her duty of loyalty to us or to our stockholders;

     o    for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     o    under Section 174 of the Delaware General Corporation Law (relating to unlawful payments or dividends or unlawful stock repurchases or redemptions);

     o    for any improper benefit; or

     o    for breaches of a director's responsibilities under the federal securities laws.

          Our certificate of incorporation also provides that we indemnify and hold harmless each of our directors and officers to the fullest extent authorized by the Delaware General Corporation Law, against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement)
     reasonably incurred or suffered by such person in connection therewith.

          Insofar as indemnification for liabilities arising under the
     Securities Act may be permitted to directors, officers and controlling persons pursuant to our Certificate of Incorporation, Bylaws and the
     Delaware General Corporation Law, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

                                       27

================================================================================

                                 572,012 SHARES
                                  COMMON STOCK

                                403,007 WARRANTS,
                                EACH TO PURCHASE
                            ONE SHARE OF COMMON STOCK

                            MILESTONE SCIENTIFIC INC.

                              --------------------

                                   PROSPECTUS

                              --------------------

                              Sepmtember [  ], 2005

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     We agreed to register the re-offer and re-sale of the shares of our common stock and the warrants covered by this prospectus by filing the registration statement which this prospectus is a part under the Securities Act and the securities laws of the states. We agreed to pay all the expenses and fees incurred in connection with the preparation, filing and modification or amendment of the registration statements except for selling commissions. These expenses are estimated at $30,211.62, as follows:

SEC registration fee............................................... $   220.68
Accounting fees and expenses.......................................  10,000
Legal fees and expenses............................................  20,000
                                                                    ----------
  Total..........................................................   $30,220.68
                                                                    ----------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Certificate of Incorporation provides that a director will not be personally liable to us or to our stockholders for monetary damages for breach of the fiduciary duty of care as a director, including breaches which constitute gross negligence. This provision does not eliminate or limit the liability of a director:

     o    for breach of his or her duty of loyalty to us or to our stockholders,

     o    for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     o    under Section 174 of the Delaware General Corporation Law (relating to unlawful payments or dividends or unlawful stock repurchases or redemptions),

     o    for any improper benefit, or

     o    for breaches of a director's responsibilities under the Federal securities laws.

     Our Certificate of Incorporation also provides that we indemnify and hold harmless each of our directors and officers to the fullest extent authorized by the Delaware General Corporation Law, against all expense, liability and loss
(including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith.

                                      II-1

ITEM 16. EXHIBITS

         Exhibit
         No.                             Description
         -------

         4.1        Form of warrant agreement and form of warrant expiring
                    February 16, 2009 (1)

         4.2        Form of Subscription Agreement used in connection with the private placement of Units, June 2005(2)

         4.3        Option agreement dated June 16, 2005, issued to Mark
                    Hochman. (3)

         4.4        Agreement dated December 22, 2003 with Morse, Zelnick, Rose
                    & Lander (4)

         4.5        Agreement with Greg Volok dated August 12, 2005*

         5.1        Opinion of Morse, Zelnick, Rose & Lander, LLP*

         23.1       Consent of Eisner LLP*

         23.2       Consent of J.H. Cohn LLP*

         23.3       Consent of Morse, Zelnick, Rose & Lander, LLP (included in
                    Exhibit 5.1)

         24         Power of Attorney (included on signature page)

--------------------------------------------------------------------------------
NOTES TO EXHIBITS

         * Filed herewith

     (1)  Filed on February 13, 2004, as exhibit 4.3 to our registration statement on Form S-2/A, S.E.C. file no. 333-110376, and incorporated herein by reference.

     (2)  Filed on August 15, 2005, as exhibit 4.6 to our quarterly report on
          Form 10-QSB, and incorporated herein by reference.

     (3)  Filed with the initial filing of this registration statement on
          August 19, 2005.

     (4)  Filed on January 29, 2004 as exhibit 10.33 to our registration statement on Form S-2/A, S.E.C. file no. 333-110376, and incorporated herein by reference.

ITEM 17. UNDERTAKINGS

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which it offers or sells securities, a post effective amendment to this Registration Statement to:

               (i) include any prospectus required by Section 10(a) (3) of the
          Securities Act;

               (ii) reflect in the prospectus any facts or events which,
          individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule
          424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                                      II-2

               (iii) include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities then being offered, and the offering of Such securities at that time shall be deemed to be the initial bonafide offering of such securities.

          (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (4) For purposes of determining any liability under the Securities
     Act, each filing of the registrant's annual report pursuant to Section
     13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                      II-3

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant,
Milestone Scientific Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this
29th day of September 2005.

                                            MILESTONE SCIENTIFIC INC.

                                            By: /s/ Leonard Osser
                                                --------------------------------
                                                Leonard Osser,
                                                Chairman and Chief Executive
                                                Officer

KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Leonard Osser and Stephen A. Zelnick, and each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places, steads, in any and all capacities, to sign this Registration Statement to be filed with the
Securities and Exchange Commission and any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of
1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 29th day of September 2005.

        Signature                                    Title
        ---------                                    -----

/s/ Leonard Osser                  Chairman of the Board of Directors and
------------------------           Chief Executive Officer (Principal Executive
Leonard Osser                      Officer)

/s/ Rosaline Shau                  Chief Financial Officer
------------------------           (Principal Financial and Accounting Officer)
Rosaline Shau

/s/        *                       Director
------------------------
Leonard Schiller

/s/        *                       Director
------------------------
Paul Gregory

/s/        *                       Director
------------------------
Leslie Bernhard

/s/        *                       Director
------------------------
Jeffrey Fuller

/s/ Stephen A. Zelnick
------------------------
Stephen A. Zelnick, as Attorney-in-Fact